                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Trustees of
Security Capital Pacific Trust:

     We consent to the incorporation by reference in Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-51139) of Security Capital Pacific Trust and in the registration statement on Form S-3 (No. 333-38477), the registration statement on Form S-8 (No. 333-31419), and the registration statement on Form S-8 (No. 333-25993) of Security Capital Atlantic Incorporated of our report dated January 31, 1998, except as to Note 13 which is as of March 6, 1998, relating to the balance sheets of Security Capital Pacific Trust as of December 31, 1997 and 1996, the related statements of earnings, shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 1997, and the related schedule as of December 31, 1997, which report appears in the December 31, 1997 annual report on Form 10-K of Security Capital Pacific Trust, and to the reference to our firm under the heading "Independent Public Accountants and Experts" in the Registration Statement.


                                        KPMG Peat Marwick LLP


Chicago, Illinois
May 20, 1998